UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West, Suite A Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2020,  The First, A National Banking Association (the “Bank”), a wholly-owned subsidiary of The First Bancshares, Inc. (the “Company”), entered into a supplemental executive retirement plan (the “SERP”) with Donna T. (Dee Dee) Lowery, the Bank’s Executive Vice President and Chief Financial Officer. The effective date of the SERP is January 1, 2021. The SERP provides for a lifetime annual payment of $175,231 per year (the “Annual Benefit”), which will be payable in equal monthly installments upon Ms. Lowery’s separation from service following attainment of age 65 while in the employment of the Bank. Ms. Lowery will vest as to 0.7752% of the Annual Benefit on a monthly basis beginning January 1, 2021 through September 1, 2031. If Ms. Lowery separates from service prior to age 65, other than by reason of her death or a termination for cause and other than in connection with a change in control, then she will receive the vested portion of the Annual Benefit. If Ms. Lowery separates from service involuntarily following a change in control prior to age 65, then she will receive the full Annual Benefit. In the event of Ms. Lowery’s death prior to her separation from service, her beneficiary will receive a lump sum payment equal to $3,679,851. In the event of Ms. Lowery’s death following her separation from service, her beneficiary will receive a lump sum payment equal to the accrued liability balance of the SERP. As a condition to receipt of the SERP benefits, Ms. Lowery has agreed to a 2-year non-competition covenant following her separation from service with the Bank.

The SERP will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2020.

Item 7.01	Regulation FD Disclosure

On December 16, 2020, the Company issued a press release (the “Press Release”) regarding the Repurchase Program (defined below).  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

The Company announced on December 16, 2020 that its Board of Directors has authorized a share repurchase program (the “Repurchase Program”), pursuant to which the Company may purchase up to an aggregate of $30 million in shares of the Company’s issued and outstanding common stock.  The Repurchase Program will have an expiration date of December 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of The First Bancshares, Inc., dated December 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer
Date:  December 16, 2020